Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement on Form S-3 of our report relating to the consolidated financial statements of Sutherland Asset Management Corporation dated March 15, 2017 appearing in the Annual Report on Form 10-K of Sutherland Asset Management Corporation for the year ended December 31, 2016, and to the reference to us under the heading “Experts” in the Prospectus, which is part of this Registration Statement

/s/ Deloitte & Touche LLP

May 9, 2017